UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

CORTEX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

15241 Barranca Parkway, Irvine, California 92618

(Address of principal executive offices)

(949) 727-3157

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 22, 2009, the Company reported on a Current Report on Form 8-K that it had received a deficiency letter from the NYSE Amex LLC (the “Exchange”) indicating that the Company did not comply with the minimum stockholders’ equity requirements for continued listing on the NYSE Amex as set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE Amex Company Guide. The deficiency letter also indicated that the Company was not in compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the NYSE Amex, as to whether the Company would be able to continue operations and/or meet its obligations as they mature.

In response to the deficiency letter, the Company submitted a plan of compliance to the Exchange on June 18, 2009. On August 20, 2009, the Company received a written determination from the Exchange that its common stock would be delisted unless it appeals the delisting determination before August 27, 2009. The Company intends to appeal the decision at a hearing before a listings qualification panel, which hearing is anticipated to be scheduled within 45 days of the hearing request; however, there is no assurance that such panel will grant the Company’s request for continued listing. During the appeal process, the Company expects its common stock to continue to trade on the NYSE Amex.

The Company issued a press release on August 21, 2009 regarding the determination letter that it received from the Exchange. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release of Cortex Pharmaceuticals, Inc. dated August 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: August 21, 2009	By:	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release of Cortex Pharmaceuticals, Inc. dated August 21, 2009.